Exhibit 99.1

News Release

Contact: Paul Goodson, Associate Vice President, Investor Relations

858.848.3312

investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Full Year and Fourth Quarter 2010 Results

Full Year 2010 Net Income Increased to $127.6 Million, or $2.14 per Diluted Share

SAN DIEGO, CA. (March 1, 2011) — Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today the results for its full year and fourth quarter ended December 31, 2010.

Highlights for the full year ended December 31, 2010:

•                  Total student enrollment increased to 77,892.

•                  Revenue increased to $713.2 million from $454.3 million for the same period in 2009.

•                  Operating income increased to $216.4 million from $81.7 million for the same period in 2009.

•                  Net income was $127.6 million, compared with net income of $47.1 million for the same period in 2009.

•                  Fully diluted earnings per common share increased to $2.14 from $0.74 for the same period in 2009.

Highlights for the fourth quarter ended December 31, 2010:

•                  Revenue increased to $192.4 million from $131.8 million for the same period in 2009.

•                  Operating income increased to $44.7 million from $33.9 million for the same period in 2009.

•                  Net income was $26.3 million, compared with net income of $19.6 million for the same period in 2009.

•                  Fully diluted earnings per common share increased to $0.45 from $0.33 for the same period in 2009.

“Our performance in 2010 reflects continued strong demand from working adults and the attractiveness of our value proposition,” said Andrew Clark, chief executive officer of Bridgepoint Education. “We are particularly pleased that quality initiatives introduced in 2010 had a positive impact on student retention during the past three quarters.”

Student Enrollment

Total student enrollment at the Company’s academic institutions, Ashford University and University of the Rockies, increased to 77,892 students at December 31, 2010, compared with 53,688 students at the end of the fourth quarter of 2009.

Combined new student enrollments for the fourth quarter of 2010 at both of the Company’s academic institutions were approximately 15,600, compared with combined new student enrollments of approximately 10,600 for the fourth quarter of 2009.

Financial Results

Revenue for the fourth quarter of 2010 was $192.4 million, compared with revenue of $131.8 million for the fourth quarter of 2009.  Revenue for the year ended December 31, 2010, was $713.2 million, compared with revenue of $454.3 million for the year ended December 31, 2009.

Operating income for the fourth quarter of 2010 was $44.7 million, compared with $33.9 million for the same period in 2009. Operating income for the year ended December 31, 2010, was $216.4 million, compared with $81.7 million for the year ended December 31, 2009. Operating income for 2009 included a $30.4 million charge related to the acceleration of certain exit options and also an $11.1 million charge related to the settlement of a stockholder claim.

Net income for the fourth quarter of 2010 was $26.3 million, compared with net income of $19.6 million for the fourth quarter of 2009. Net income for the year ended December 31, 2010, was $127.6 million, compared with net income of $47.1 million for the year ended December 31, 2009. Net income for 2009 included the net income effect of $26.4 million for both the option acceleration charge and stockholder settlement charge discussed above.

Fully diluted earnings per common share for the fourth quarter of 2010 was $0.45, compared with fully diluted earnings per common share of $0.33 for the fourth quarter of 2009. Fully diluted earnings per common share for the year ended December 31, 2010, was $2.14, compared with fully diluted earnings per common share of $0.74 for the year ended December 31, 2009.

The Company’s effective tax rate for the year ended December 31, 2010, was 41.4%.

Balance Sheet and Cash Flow

As of December 31, 2010, the Company had cash, cash equivalents and marketable securities of $299.1 million, compared with $170.6 million as of December 31, 2009.  The Company generated $189.9 million of cash from operating activities for the year ended December 31, 2010, compared with $131.7 million for the year ended December 31, 2009.

2011 Outlook

Looking forward to 2011, the Company has analyzed the impact of several factors, including regulatory changes which are scheduled to take effect during the year as well as internal quality initiatives, which were introduced in 2010 or are scheduled to be introduced in 2011.   While the Company expects the combined impact of these factors to be particularly evident in the second half of 2011, the Company anticipates positive full-year new enrollment growth.

The Company’s guidance for the year ending December 31, 2011 is as follows:

•                  Total student enrollment is expected to be between 81,000 and 82,500 at December 31, 2011.

•                  Revenue is expected to be between $870.0 million and $885.0 million.

•                  Net income is expected to be between $129.5 million and $131.8 million.

•                  Fully diluted earnings per common share is expected to be between $2.18 and $2.22, based on an estimated fully diluted weighted average share count of 59.5 million for the year ending December 31, 2011.

•                  Bad debt as a percentage of revenues for 2011 is expected to be 5.6%.

•                  Capital expenditures for 2011 are expected to be between 6% and 7% of revenue.

•                  The Company’s effective tax rate for 2011 is estimated to be 38.5%.

This guidance takes into account a 5% tuition increase for online students at Ashford University and University of the Rockies (all undergraduate and graduate degree programs) which will go into effect for the courses beginning on or after April 1, 2011.

Earnings Conference Call and Webcast

The Company will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States or Canada is (888) 663-2235 and for international callers is (913) 312-1446. The access code for all callers is 4113386. A live webcast will also be available on the Company’s website at http://www.bridgepointeducation.com/investment/.

A replay of the call will be available via telephone through March 8, 2011. To access the replay, dial (888) 203-1112 in the United States or Canada and (719) 457-0820 for international callers; then enter the access code 4113386.

Annual Meeting of Stockholders

The Company is announcing today that its 2011 Annual Meeting of Stockholders will take place on Tuesday, May 10, 2011 in San Diego, CA. The record date for this annual meeting will be Wednesday, March 23, 2011.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in such disciplines as business, education, psychology, social sciences and health sciences.  Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado. For more information about Bridgepoint Education, visit www.bridgepointeducation.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: the Company’s value proposition to students; competitiveness of the Company’s tuition; ability to continue to transfer credits from other institutions; ability to maintain and improve the quality of the Company’s education; management of future growth and scalability; development of military and corporate channels; estimates of new hires; proposed new programs; expectations that the Company can effectively manage the business within the regulatory environment; expectations regarding enrollments, financial position, results of operations and  liquidity; projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results and future economic performance; management’s goals and objectives; and other similar matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the Company’s inability to adequately resolve the findings and recommendations of the final audit report of the U.S. Department of Education’s Office of Inspector General (OIG); the imposition of fines or other corrective measures against the Company’s academic institutions; the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements; adverse regulatory changes affecting the Company’s industry; the Company’s inability to continue to develop awareness among, to recruit and to retain students; competition in the postsecondary education market and its potential impact on the Company’s market share, recruiting cost and tuition rates; reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; the Company’s ability to attract and retain the personnel needed to sustain and grow its business; the Company’s inability to develop new programs or expand its existing programs in a timely and cost-effective manner; economic or other developments potentially impacting demand in the Company’s core disciplines or the availability or cost of Title IV or other funding; and other factors discussed in Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on or about the date hereof, and in other reports the Company may file with the Securities and Exchange Commission from time to time.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands, except per share amounts)
Revenue	$192,415	$131,759	$713,233	$454,324
Costs and expenses:
Instructional costs and services	54,515	36,478	187,399	120,089
Marketing and promotional	62,279	40,460	211,550	145,721
General and administrative	30,944	20,894	97,863	106,784
Total costs and expenses	147,738	97,832	496,812	372,594
Operating income	44,677	33,927	216,421	81,730
Other income, net	407	232	1,358	510
Income before income taxes	45,084	34,159	217,779	82,240
Income tax expense	18,735	14,559	90,199	35,135
Net income	26,349	19,600	127,580	47,105
Accretion of preferred dividends	—	—	—	(645)
Net income available to common stockholders	$26,349	$19,600	$127,580	$46,460
Earnings per common share:
Basic	$0.50	$0.36	$2.37	$0.85
Diluted	$0.45	$0.33	$2.14	$0.74
Weighted average common shares outstanding used in computing earnings per common share:
Basic	52,457	53,715	53,724	39,349
Diluted	58,095	60,033	59,631	45,181

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of December 31,	As of December 31,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$188,518	$125,562
Restricted cash	25	25
Marketable securities	90,611	44,988
Accounts receivable, net	58,415	43,232
Deferred income taxes	7,039	4,027
Prepaid expenses and other current assets	12,650	9,581
Total current assets	357,258	227,415
Property and equipment, net	66,542	47,362
Marketable securities	20,000	—
Goodwill and intangibles	4,123	3,201
Deferred income taxes	15,845	13,491
Other long term assets	7,457	3,762
Total assets	$471,225	$295,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,076	$2,870
Accrued liabilities	34,895	24,579
Deferred revenue and student deposits	173,576	121,752
Other current liabilities	—	172
Total current liabilities	213,547	149,373
Rent liability	10,910	6,896
Other long term liabilities	8,527	4,353
Total liabilities	232,984	160,622
Total stockholders’ equity	238,241	134,609
Total liabilities and stockholders’ equity	$471,225	$295,231

BRIDGEPOINT EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended
	December 31,
	2010	2009
	(In thousands)
Cash flows from operating activities
Net income	$127,580	$47,105
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	39,631	23,205
Depreciation and amortization	8,565	5,890
Amortization of premium/discount	663	(66)
Deferred income taxes	(5,366)	(12,418)
Stock-based compensation	7,939	35,943
Excess tax benefit of option exercises	(6,966)	(5,454)
Stockholder settlement (non-cash portion)	—	10,577
Loss of disposal of fixed assets	73	38
Changes in operating assets and liabilities:
Accounts receivable	(54,814)	(37,491)
Prepaid expenses and other current assets	(2,665)	(2,520)
Other assets	(3,695)	(2,384)
Accounts payable and accrued liabilities	18,530	10,906
Deferred revenue and student deposits	51,824	54,327
Other liabilities	4,038	2,917
Uncertain tax positions	4,612	1,152
Net cash provided by operating activities	189,949	131,727

Cash flows from investing activities
Capital expenditures	(26,568)	(24,249)
Purchase of marketable securities	(111,690)	(44,922)
Business acquisition	—	(1,500)
Restricted cash	—	641
Capitalized curriculum development costs	(1,214)	—
Maturities of marketable securities	45,000	—
Net cash used in investing activities	(94,472)	(70,030)

Cash flows from financing activities
Proceeds from the issuance of common stock	—	28,104
Proceeds from exercise of stock options	1,040	344
Excess tax benefit of option exercises	6,966	5,454
Proceeds from issuance of common stock under ESPP	1,107	616
Proceeds from exercise of warrants	1,193	1,002
Repurchase of common stock	(42,193)	—
Payments on notes payable	—	(234)
Payments on conversion of preferred stock	—	(27,707)
Payments on leases payable	(634)	(197)
Net cash (used in) provided by financing activities	(32,521)	7,382
Net increase in cash and cash equivalents	62,956	69,079
Cash and cash equivalents at beginning of period	125,562	56,483
Cash and cash equivalents at end of period	$188,518	$125,562